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                                                                   EXHIBIT 99.1


Contact:
W. Brian Rodgers
Chief Financial Officer
314-995-9040
http://www.sorc-info.com
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               THE SOURCE INFORMATION MANAGEMENT COMPANY ANNOUNCES
              PLANS TO ACQUIRE TWO FRONT-END FIXTURE MANUFACTURERS COMPANY EXPECTS REVENUES WILL EXPAND MORE THAN 230 PERCENT


ST. LOUIS, NOVEMBER 19, 1998--The Source Information Management Company (NASD:
SORC) announced today that it has signed letters of intent to acquire the assets of two leading front-end fixture manufacturers and their affiliates, whose combined business is believed to represent more than one-third of the total front-end manufacturing industry. Source expects to complete acquisition of MYCO, Inc., and its real estate holding company, RY, Inc., in Rockford, Ill., on Jan. 7, 1999, and Chestnut Display Systems, Inc., and Chestnut Display Systems-North, Inc., out of Jacksonville, Fla., on or around Feb. 1, 1999. The acquisitions are subject to negotiation of definitive agreements, due diligence and other customary conditions.

Source plans to acquire the assets of both companies and their affiliates for $16.25 million cash and approximately $4.5 million in stock. Combined revenues of the companies, including Source, are expected to be in excess of $50 million by Jan. 31, 2000, with anticipation that these acquisitions will be accretive to earnings.

MYCO and its real estate affiliate employ some 180 people. Chestnut Display and Chestnut Display-North employ 106 people. Management is expected to continue working at both companies. Included in the MYCO acquisition is a 350,000 square-foot manufacturing facility in Rockford, Ill. Source also will lease two manufacturing facilities as part of its Chestnut Display acquisitions, one in Greenville, S.C., and the other in Jacksonville, Fla. Source also will assume all specified liabilities.

"The management at Source is very excited about the acquisition of these leading fixture manufacturers," said S. Leslie Flegel, chairman and chief executive officer. "Currently, Source provides a valuable information management product called SourcePro that helps retailers maximize the value of merchandise sold in the front-end area. With the addition of these companies, Source is essentially vertically integrated in the front-end management business.




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        SOURCE ANNOUNCES PLANS TO ACQUIRE FIXTURE MANUFACTURERS--ADD ONE

That integration allows us to rely on ourselves to create the fixtures that best serve vendors who place merchandise at the check-out, as well as our retailers."

Flegel continued: "The acquisition also offers wonderful possibilities for our new on-line Interactive Communications Network, or ICN. Currently, ICN helps retailers ensure magazine bar code accuracy using a streamlined Internet encrypted site, while providing publishers with an effective tool to market new titles or special issues. Now, with the acquisition of MYCO and Chestnut Display, we can expand the reach of ICN to vendors like Wrigley, Gillette, Kodak and others, who display their merchandise at the front-end. We see no end to the myriad ways we can integrate our new manufacturing business with ICN, our latest innovative product."

The Source Information Management Company (NASD: SORC) provides front-end rebate collection and information services to approximately 825 retailers in the United States and Canada via nine offices throughout the continent. Through continued growth and expansion, including merger or acquisition of eight companies since its formation in 1995, Source now serves approximately 75 percent of the magazine industry. The company's innovative technology and systems have enabled an expansion of its core retail display allowance business, bringing to the market both front-end management and interactive communications between publishers and retailers. With the acquisition of MYCO, Inc., and Chestnut Display, Inc., Source now provides front-end fixture manufacturing services.

SAFE HARBOR STATEMENT:
The information contained in this release includes statements regarding matters which are not historical facts (including statements regarding the plans, beliefs or expectations of The Source Information Management Company) which are forward-looking statements within the meaning of the federal securities law. When used in this press release, the words "believes," "anticipates," "intends," "expects" and similar expressions are intended to identify forward-looking statements. Because such forward-looking statements involve certain risks and uncertainties, the company's actual results and the timing of certain events could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to: increased competition; significant changes in the marketing strategies of publishers; and the inability of the company to successfully manage its expansion and the availability of suitable acquisition candidates. Investors are also directed to consider other risks and uncertainties discussed in other reports previously and subsequently filed by the company with the Securities and Exchange




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         SOURCE ANNOUNCES PLAN TO ACQUIRE FIXTURE MANUFACTURERS--ADD TWO

Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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